UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2016
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On October 24, 2016, the Board of Directors of Washington Federal, Inc. (the “Company”) adopted a new form of indemnification agreement for its directors and officers. The indemnification agreement was amended to address certain recent amendments to the Company’s Restated Articles of Incorporation. Among other things, the Second Amended and Restated Indemnification Agreement requires the Company to indemnify its officers and directors, to the fullest extent permitted by law and the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, against certain liabilities that arise by reason of such person’s status as a director or officer of the Company, and to advance legal fees and expenses in connection with such legal proceedings.

The description of the indemnification agreement set forth above is a summary only and is qualified in its entirety by the full text of the form of Second Amended and Restated Indemnification Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    On October 24, 2016, the Board of Directors of the Company approved amended forms of Restricted Stock Grant Agreement and Stock Option Agreement under the Company’s 2011 Incentive Plan.

The Form of Restricted Stock Grant Agreement and Form of Stock Option Agreement are filed as Exhibit 10.2 and 10.3 hereto.

Item 9.01	Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) The following exhibits are filed as part of this report on Form 8-K:
10.1    Form of Second Amended and Restated Indemnification Agreement.
10.2    Form of Restricted Stock Grant Agreement under the Washington Federal, Inc. 2011 Incentive Plan (effective October 24, 2016).
10.3    Form of Stock Option Agreement under the Washington Federal, Inc. 2011 Incentive Plan (effective October 24, 2016).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 24, 2016	WASHINGTON FEDERAL, INC.

	By:	/s/ VINCENT L. BEATTY
Vincent L. Beatty
Senior Vice President and Chief Financial Officer